True Drinks Announces 2014 Financial Results

IRVINE, CA – (Marketwire – March 31, 2015) – True Drinks, Inc. (OTC QB: TRUU), makers of the zero-sugar, vitamin-enhanced AquaBall™ Naturally Flavored Water, today announces its financial results for the year ended December 31, 2014.

Lance Leonard, Chief Executive Officer of True Drinks, commented, “2014 was a critical year for the development of True Drinks, Inc. and AquaBall™ Naturally Flavored Water. Our ability to create demand in new channels, establish the highest growing same store sales increase within the children’s drink market, and communicate the benefits of healthy hydration to consumers has set us up for accelerated growth in 2015.” Management remains very optimistic that AquaBall™ Naturally Flavored Water will grow faster than the competition allowing us to meet our market share goals this year.”

Achievements in 2014:

•

Developed club channel and packaging with new partner Sam’s Club

•

Increased same stores sales by 415%

•

Agreed to terms on extension of Disney licensing agreement through March 2017

•

Invested into incremental capacity allowing for reduction in overall cost of goods

Mr. Leonard continued, “We now look to the future and are prepared to execute our plan to achieve profitability. As part of this goal, we will build market share and develop cost savings throughout the organization that will bring increased marginal contribution to the bottom line.”

Strategic Initiatives for 2015:

•

Financial liquidity that allows us to invest in the sales and marketing of AquaBall

•

Two new factories that will allow for improved margins and reduced variable distribution

•

Investment in headcount to manage sales growth

•

Brand Marketing has been created to reach more consumers looking for healthier options for the family

About True Drinks, Inc.

True Drinks is a healthy beverage provider with licensing agreements with Disney and Marvel for use of their characters on its proprietary, patented bottles. AquaBall™ is a naturally flavored, vitamin-enhanced, zero- calorie, dye-free, sugar-free alternative to juice and soda. AquaBall™ is currently available in four flavors: orange, grape, fruit punch and berry. Their target consumers: kids, young adults, and their guardians, are attracted to the product by the entertainment and media characters on the bottle and continue to consume the beverage because of its healthy benefits and great taste. For more information, please visit www.aquaballdrink.com and www.truedrinks.com. Investor information can be found at www.truedrinks.com/investor-relations/. Proudly made in the USA.

FORWARD-LOOKING STATEMENTS Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if," "should" and "will" and similar expressions as they relate to True Drinks, Inc. are intended to identify such forward-looking statements. True Drinks, Inc. may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations or the anticipated benefits of the merger and other aspects of the proposed merger should not be construed in any manner as a guarantee that such results or other events will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in True Drink's report on Form 10-K filed with the Securities and Exchange

Commission and its other filings under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contact:

Investor Relations

True Drinks, Inc.

18552 MacArthur Blvd., Ste. 325

Irvine, CA 92612

ir@truedrinks.com

949-203-3500

TRUE DRINKS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

December 31, 2014 and 2013

	2014	2013
ASSETS
Current Assets:
Cash	$668,326	$3,136,766
Accounts receivable, net	343,709	175,068
Inventory	1,363,443	1,056,756
Prepaid expenses and other current assets	628,675	591,434
Total Current Assets	3,004,153	4,960,024

Restricted Cash	133,198	133,065
Property and Equipment, net	4,587	8,399
Patents, net	1,211,765	1,352,941
Trademarks, net	6,849	48,516
Goodwill	3,474,502	3,474,502
Total Assets	$7,835,054	$9,977,447

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$1,922,285	$1,222,404
Debt, net	4,263,002	2,596,667
Derivative liabilities	1,569,522	1,619,021
Total Current Liabilities	7,754,809	5,438,092

Commitments and Contingencies (Note 7)

Stockholders’ Equity:
Common Stock, $0.001 par value, 120,000,000 and 40,000,000 shares authorized, 48,622,675 and 27,885,587 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	48,623	27,886
Preferred Stock – Series B (liquidation preference of $4 per share), $0.001 par value, 2,750,000 shares authorized, 1,490,995 and 1,776,923 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	1,491	1,777
Additional paid in capital	18,388,212	14,751,170
Accumulated deficit	(18,358,081)	(10,241,478)

Total Stockholders’ Equity	80,245	4,539,355

Total Liabilities and Stockholders’ Equity	$7,835,054	$9,977,447

The accompanying notes are an integral part of these financial statements.

TRUE DRINKS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2014 and 2013

(Unaudited)

	2014	2013
Net Sales	$4,693,414	$2,649,473

Cost of Sales	4,401,702	2,127,711

Gross Profit	291,712	521,762

Operating Expenses
Selling and marketing	4,388,108	2,224,801
General and administrative	4,450,101	3,701,094
Total operating expenses	8,838,209	5,925,895

Operating Loss	(8,546,497)	(5,404,133)

Other Expense
Change in fair value of derivative liabilities	621,159	1,361,597
Interest expense- accretion of debt discount	-	(864,921)
Interest expense	(202,773)	(1,824,074)
Other income (expense)	11,508	(390,604)
	429,894	(1,718,002)

Net Loss	$(8,116,603)	$(7,122,135)

Dividends on Preferred Stock	$434,096	$-

Net loss attributable to common stockholders	$(8,550,699)	$(7,122,135)

Net loss per common share
Basic and diluted	$(0.23)	$(0.26)

Weighted average common shares
outstanding, basic and diluted	36,429,303	27,489,422

The accompanying notes are an integral part of these financial statements.

TRUE DRINKS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2014 and 2013

(Unaudited)

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,116,603)	$(7,122,135)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	6,161	18,298
Amortization	182,843	191,177
Accretion of deferred financing costs	-	864,921
Provision for bad debt expense	(48,473)	150,000
Change in estimated fair value of derivative	(621,159)	(1,361,597)
Amortization of debt discount	-	1,332,543
Fair value of stock issued for services	544,531	401,341
Stock based compensation	497,271	794,165
Changes in operating assets and liabilities:
Accounts receivable	(120,168)	(194,159)
Inventory	(306,687)	(223,882)
Prepaid expenses and other current assets	(37,241)	(322,718)
Other assets	-	3,948
Accounts payable and accrued expenses	1,369,819	76,210
Net cash used in operating activities	(6,649,706)	(5,391,888)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in restricted cash	(133)	(51,795)
Purchase of property and equipment	(2,349)	(1,298)
Net cash used in investing activities	(2,482)	(53,093)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series B Preferred Stock, net	1,857,413	5,483,144
Proceeds from debt	4,263,002	6,549,000
Deferred financing costs paid	-	(420,813)
Repayments on debt	(1,936,667)	(3,034,033)
Net cash provided by financing activities	4,183,748	8,577,298

NET (DECREASE) INCREASE IN CASH	(2,468,440)	3,132,317

CASH – beginning of year	3,136,766	4,449

CASH – end of year	$668,326	$3,136,766

SUPPLEMENTAL DISCLOSURES
Interest paid in cash	$7,944	$211,247
Non-cash financing and investing activities:
Conversion of preferred stock to common stock	$15,021	$25,304
Conversion of notes payable and accrued interest to common stock	$818,926	$1,836,253
Dividends paid in common stock	$343,457	$-
Dividends declared	$434,096	$-
Reclassification of derivative liability	$44,751	$-
Warrants issued in connection with Series B Offering	$616,411	$1,268,937
Warrants issued as deferred financing costs	$-	$444,108
Warrants issued as debt discount	$-	$1,332,543
Elimination of derivative liability from conversion of debt to preferred stock	$-	$64,970
Issuance of common stock for settlement of debt	$601,651	-
Cashless exercise of warrants	$78	-

The accompanying notes are an integral part of these financial statements.